                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                            RAINMAKER SYSTEMS, INC.


                                   ARTICLE I

          The name of this corporation is Rainmaker Systems, Inc. (the "Corporation").

                                  ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                  ARTICLE IV

          The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is One Hundred Million (100,000,000). Eighty Million (80,000,000) shares shall be Common Stock, par value $0.001 per share, and Twenty Million (20,000,000) shares shall be Preferred Stock, par value $0.001 per share.

          The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or the Corporation's Certificate of Incorporation, but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including,
                                               ----------
without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of Common Stock and Preferred Stock or the holders thereof are further described in Articles V through VIII below.

                                   ARTICLE V
                             SERIES C CONVERTIBLE
                         PARTICIPATING PREFERRED STOCK

          The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Series C Convertible Participating Preferred Stock.

          Section 1.     Designation and Amount.
                         ----------------------

          1.1   Number of Shares.  The designation of the series of Preferred
                ----------------
Stock, $0.001 par value per share, provided for herein shall be "Series C Convertible Participating Preferred Stock" (hereinafter referred to as the "Series C Preferred"), and the number of authorized shares constituting Series C Preferred is 8,536,585.

          1.2  Restrictions on Reissuance.  All shares of Series C Preferred
               --------------------------
redeemed, purchased or otherwise acquired by the Corporation shall be canceled and shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series C Preferred.

          1.3  Stated Value Per Share.  The Stated Value Per Share of the
               ----------------------
Series C Preferred (the "Series C Stated Value Per Share") shall be $1.64.

          1.4  Rank.  The Series C Preferred shall with respect to rights upon
               ----
liquidation, winding up or dissolution, and redemption rights, rank (a) junior to any other series of Preferred Stock duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series C Preferred, whether now existing or hereafter created, so long as the issuance thereof is approved as provided in
Section 4 below (the "Senior Preferred Stock"), (b) prior to any other class or series of Preferred Stock, unless the terms of which specifically provide that such series shall rank senior to or pari passu with the Series C Preferred, so long as the issuance thereof is approved as provided in Section 4 below, and prior to any other class or series of capital stock of the Corporation heretofore issued ("Junior Securities"), including all classes of the Common Stock, par value $0.001 per share, of the Corporation, whether now existing or hereafter created (the "Common Stock") and the Corporation's Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred") and (c) pari passu with the Series D Convertible Participating Preferred Stock, par value $0.001 per share (the "Series D Preferred") and any other series of Preferred Stock the terms of which shall specifically provide that such series shall rank pari passu with the Series C Preferred and the Series D Preferred, so long as the issuance thereof is approved as provided in Section 4 below.

          Section 2.     Dividends.
                         ---------

          2.1  General Obligation.  Subject to any prior preferences and other
               ------------------
rights of any Senior Preferred Stock and to the provisions of this Section 2.1, the holders of the Series C Preferred shall be entitled to receive, when, as and if declared by the Corporation's Board of Directors and to the extent permitted under applicable law: (i) dividends in an amount per share (on an as if converted basis) equal to any dividends declared and paid on the Common Stock or any other Junior Securities, and (ii) cumulative dividends, at a compounded annual rate per share of ten percent (10%) of the Series C Stated Value Per Share of the Series C Preferred ("Series C Preferred Dividends"). Series C Preferred Dividends on the Series C Preferred shall be cumulative and calculated beginning on February 12, 1999 (the "Original Issue Date"), whether or not declared and whether or not in any period there shall have been net profits or net assets of the Corporation legally available for the payment of those dividends.

          2.2  Payment of Dividends.  Any Series C Preferred Dividend accrued
               --------------------
on the Series C Preferred shall be paid in cash only upon the redemption of the Series C Preferred in accordance with Section 3.2 (such date being referred to as a "Series C Dividend Payment Date"). Dividends paid on the shares of Series C Preferred in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all shares of Series C Preferred and Series D Preferred at the time outstanding.

          2.3  Dividends on Junior Securities.  The Corporation shall not
               ------------------------------
declare and pay any dividends on Junior Securities unless an equivalent amount is declared and paid on the shares of Series C Preferred as provided in Section
2.1 above.

          Section 3.     Liquidation and Redemption.
                         --------------------------

          3.1  Liquidation.   In the event of any dissolution, liquidation or
               -----------
winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series C Preferred shall be entitled to receive an amount equal to any amounts to which the holders of the shares of Series C Preferred would have been entitled assuming the conversion of all outstanding shares of Series C Preferred into Common Stock immediately prior to such Liquidation, but in no event an amount less than the Series C Stated Value Per Share, out of the assets of the Corporation legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of the Senior Preferred Stock (the "Series C Preferred Liquidation Distribution"). After the Series C Preferred Liquidation Distribution has been made (as provided above), the remaining assets of the Corporation available for distribution to stockholders shall be distributed pro rata among the holders of the Junior Securities. If the assets distributable to holders of the Series C Preferred and any parity stock, including Series D Preferred, upon such dissolution, liquidation or winding up shall be insufficient to pay cash in an amount equal to the amount of the Series C Preferred Liquidation Distribution to the holders of shares of Series C Preferred, then such assets or the proceeds thereof shall be distributed among the holders of the Series C Preferred and any parity stock, including Series D Preferred, ratably in proportion to the respective amounts to which they otherwise would be entitled. The sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation, or the consolidation or merger of the Corporation with any other corporation in which the Corporation's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving corporation (any such event a "Reorganization Event") will be deemed to be a Liquidation for purposes of this paragraph at the election of holders of a majority of the shares of Series C Preferred then outstanding.

          3.2  Redemption.
               ----------

               a.   Redemption at the Option of the Holder.  At any time after
                    --------------------------------------
February 8, 2004, any holder of Series C Preferred may, by written notice to the Corporation, require the redemption of all or any portion of the shares of Series C Preferred owned by such holder at a redemption price per share equal to the Series C Stated Value Per Share plus any accrued but unpaid Series C Preferred Dividends as of the Series C Redemption Date (as defined below).

               b.  Redemption Payment.  Subject to the following sentence, the
                   ------------------
Corporation shall pay the redemption price for the shares of Series C Preferred requested to be redeemed in any such notice within thirty (30) days after the date of such notice (or such later date upon which the certificates evidencing the shares of Series C Preferred are surrendered to the Corporation) (the "Series C Redemption Date"). If the funds of the Corporation legally available for payment of the redemption price of the Series C Preferred on any Series C Redemption Date are insufficient to pay the redemption price for the total number of shares of Series C Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares ratably based upon the number of such shares of Series C Preferred requested to be redeemed by the holders thereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Series C Preferred, such funds shall immediately be used to redeem the balance of the shares of Series C Preferred that the Corporation has become obligated to redeem on any Series C Redemption Date, but which it has not redeemed.

               c.   Dividends after Redemption Date.  No share of Series C
                    -------------------------------
Preferred that is redeemed is entitled to any dividends accruing after the Series C Redemption Date. On the Series C Redemption Date of any share of Series C Preferred, all rights of the holder of such share shall cease, and such share shall be deemed to be no longer outstanding.

          Section 4.     Voting Rights.
                         -------------

          The holders of the Series C Preferred shall be entitled to notice of all stockholder meetings, and except as otherwise required by law or this Certificate, the holders of the Series C Preferred shall be entitled to vote generally on all matters submitted to the stockholders for a vote together with the holders of the Common Stock, and each share of Series C Preferred (including fractional shares) shall be entitled to one vote for each whole share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken. In addition to any other rights provided by law, the consent of holders of a majority of the shares of the Series C Preferred and Series D

Preferred then outstanding, in the aggregate and given in writing or by vote at a meeting, and consenting or voting together as a single class, shall be required for the Corporation to:

               a. authorize or effect any liquidation or dissolution of the Corporation, or any consolidation, merger or sale of the Corporation or all or substantially all of its assets in which holders of Series C Preferred or Series D Preferred would receive consideration of less than $6.00 per share (adjusted for any recapitalizations, stock splits, or the like);

               b. amend or repeal any provision of the Corporation's Certificate of Incorporation or bylaws in a manner that adversely affects the rights, preferences or privileges of either or both of the Series C Preferred and Series D Preferred;

               c. authorize the issuance of any additional shares of the Corporation's capital stock which would rank senior to or pari passu with the Series C Preferred or Series D Preferred;

               d. authorize or effect the payment of dividends on, or the redemption or repurchase of, any capital stock of the Corporation (other than (i) the payment of dividends on or the redemption or repurchase of the Series C Preferred or Series D Preferred or (ii) the repurchase of stock from employees of the Corporation at not more than the employees' original purchase price for such stock or pursuant to a stock plan);

               e. authorize or effect, or enter into any agreement, transaction, commitment or arrangement to authorize or effect, any business combination with any other person, firm or corporation or acquire one or more businesses through an asset acquisition; or

               f. increase or decrease the size of the Corporation's Board of Directors.

          Section 5.     Optional Conversion.
                         -------------------

          5.1  General.  At any time and from time to time after the issuance
               -------
thereof, holders of shares of Series C Preferred shall have the right to surrender such shares and receive, in lieu and in conversion thereof for each one share of Series C Preferred so surrendered, a number of shares of Common Stock equal to the greater of (i) one or (ii) the quotient obtained by dividing $1.64 by the then applicable "Conversion Price". The Conversion Price shall initially be $1.64, and shall be subject to adjustment for dilutive events as described below. In addition to any adjustments to the Conversion Price for dilutive events, the number of shares of Common Stock issuable upon conversion of each share of Series C Preferred shall be increased (but not decreased) proportionately as provided below:

          If a Liquidity Event (as defined below) occurs, the Conversion Price shall be adjusted by multiplying the then applicable Conversion Price by a fraction, the numerator of which shall be one and the denominator of which shall be the quotient obtained by dividing the Liquidity Event Numerator determined as follows by the Liquidity Event Price as defined below:

                                                                   Liquidity Event Numerator
                                                                   -------------------------
     Beginning on the Original Issue Date
     and ending on February 8, 2000                                         $2.19

     From February 8, 2000 until
     February 8, 2001                                                       $3.28

     From February 8, 2001 until
     February 8, 2002                                                       $4.37

     After February 8, 2002                                                 $6.56

          The "Liquidity Event Price" shall mean the value of the consideration received (less applicable underwriting discounts and other expenses paid by sellers) at closing in a Liquidity Event for a share of Common Stock sold in the Liquidity Event, and "Liquidity Event" shall mean an initial public offering of equity securities of the Corporation, a Reorganization Event or any other transaction or series of related transactions in which more than 25% of the Common Stock then outstanding is sold, conveyed, transferred or exchanged for cash or securities of another issuer (other than as a result of redemption of Series C Preferred). Consideration received in a Liquidity Event consisting of marketable securities shall be valued at the average high and low last reported sale prices for such securities for the five trading days immediately preceding the Liquidity Event; all other non-cash consideration shall be valued in the good faith estimate of the Board of Directors.

          If a Liquidity Event occurs between the dates indicated above, the weighted average of the Liquidity Event Numerators for the relevant dates shown above shall be used. In the event of a mandatory or optional conversion occurring at the time of a Liquidity Event, the adjustment to the Conversion Price for the Liquidity Event shall be made immediately prior to the conversion.

          In no event shall any adjustment to the Conversion Price cause the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred to be less than one.

          5.2  Conversion Procedure.
               --------------------

               a. Except in the case of a mandatory conversion as provided below, any holder of shares of Series C Preferred desiring to convert any portion thereof into Common Stock shall surrender each certificate representing one or more shares of the Series C Preferred to be converted, duly endorsed in favor of the Corporation or in blank and accompanied by proper instruments of transfer, at the principal business office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at that office of its election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. Conversion shall be effective upon receipt by the Corporation of the notice and the share certificate or certificates contemplated by the preceding sentence. In case of (x) the redemption of any shares of Series C Preferred pursuant to Section 3.2, such right of conversion shall cease and terminate, as to the shares to be redeemed, upon the receipt by the Corporation of the written notice from the redeeming holder described in Section 3.2, unless the Corporation shall thereafter default in the payment of the redemption price for the shares to be so redeemed or (y) any Liquidation of the Corporation, such right of conversion shall cease and terminate at the close of business on the business day fixed for payment of the amount distributable to the holders of the Series C Preferred pursuant to Section 3.1.

               b. As soon as possible after a conversion has been effected (but in any event within three business days), the Corporation shall deliver to the converting holder:

                    (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                    (ii) a certificate representing any shares of Series C Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               c. The issuance of certificates for shares of Common Stock upon conversion of Series C Preferred shall be made without charge to the holders of such Series C Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

               d. The Corporation shall not close its books against the transfer of Series C Preferred or of Common Stock issued or issuable upon conversion of Series C Preferred in any manner which interferes with the timely conversion of Series C Preferred. The Corporation shall assist and cooperate (but the Corporation shall not be required to expend substantial efforts or funds) with any holder of Series C Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series C Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

               e. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred, shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred that may then be exercised. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

               f. No fractional shares shall be issued upon the conversion of any share or shares of Series C Preferred, and the number of shares issuable upon any conversion shall be rounded to the nearest whole share of Common Stock.

          5.3  Subdivision or Combination of Common Stock.  If the Corporation
               ------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of one or more classes of Common Stock into a greater number of shares, the Conversion Price and the Liquidity Event Numerator in effect immediately prior to such subdivision shall be proportionately adjusted to account equitably for such subdivision, and if the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of one or more classes of Common Stock into a smaller number of shares, the Conversion Price and the Liquidity Event Numerator in effect immediately prior to such combination shall again be proportionately adjusted.

          5.4  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
In connection with any Reorganization Event, the holders of Series C Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred, such shares of stock, securities, cash or other assets (or, if not practicably attainable, the reasonable equivalent thereof) as such holder would have received in connection with such Reorganization Event if such holder had converted its Series C Preferred immediately prior to such Reorganization Event. The Corporation shall make appropriate provisions to ensure that the requirements of the previous sentence are effected.

          5.5  Adjustment of Price upon Issuance of Common Stock.
               -------------------------------------------------

               a. After the Original Issue Date and until February 8, 2000, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5.5(c) through 5.5(g), deemed to have issued or sold, any shares of Common Stock or other equity securities of the Corporation or any Option or Convertible Securities for a price per share less than the applicable Conversion Price for the Series C Preferred immediately prior to the time of such issue or sale (except for (A) shares issued in connection with the conversion of Series B Preferred, Series C Preferred or Series D Preferred, (B) shares issued in order to effect a business combination approved by the Board of Directors and stockholders (if required), (C) the issuance of options, warrants or other rights or shares issued upon the exercise thereof, to directors, consultants or employees of the Corporation or its subsidiaries under a stock plan), or (D) shares issued to persons, firms or corporations with which the Corporation has a service relationship, provided that all such issuances are for purposes other than raising capital or providing financing) (a "Dilutive Financing"), the Conversion Price (prior to any adjustment for a Liquidity Event, even if the Dilutive Financing itself constitutes a Liquidity Event for which an additional adjustment shall be made) shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold the shares of securities in the Dilutive Financing.

               b.   After February 8, 2000, if and whenever a Dilutive
Financing shall occur, then, forthwith upon the Dilutive Financing, (prior to any adjustment for a Liquidity Event, even if the Dilutive Financing itself constitutes a Liquidity Event for which an additional adjustment shall be made) the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately before the issuance or sale by a fraction, the numerator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis (as defined below) immediately before the Dilutive Financing plus the number of shares of Common Stock that could be purchased at the Conversion Price at the time of the Dilutive Financing for the aggregate consideration paid or payable upon the sale or issuance of Common Stock or other equity securities in the Dilutive Financing, and the denominator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis immediately before the Dilutive Financing plus the number of shares that are acquired or to be acquired upon the sale or issuance of the Common Stock and other equity securities in the Dilutive Financing. For purposes of this Section, "Outstanding on an As-Converted Basis" immediately before the Dilutive Financing means the sum of (i) all Common Stock issued and outstanding immediately before the Dilutive Financing plus and (ii) all Common Stock that would be issued if all Series C Preferred and other convertible securities were converted hereunder immediately before the Dilutive Financing.

               c.   Issuance of Rights or Options.  In case at any time the
                    -----------------------------
Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price for the Series C Preferred immediately prior to the time of the granting of such Options or Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding.

               d.   Issuance of Convertible Securities.  In case the
                    ----------------------------------
Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price for the Series C Preferred immediately prior to the time of such issue or sale, then the total maximum number of shares of

Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding.

               e.   No Adjustment on Issuance.  No adjustment of any Conversion
                    -------------------------
Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of Options or Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to other provisions of this Section 5.5., no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

               f.   Change in Option Price or Conversion Rate.  Upon the
                    -----------------------------------------
happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (a), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (a) or (b), or the rate at which Convertible Securities referred to in subparagraph (a) or (b) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price for the Series C Preferred at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchased price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration or exchange of such Option or Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided, that any consideration which was actually received by the Corporation
--------
in connection with the issuance or sale of such Options or Convertible Securities shall be included in the readjustment computation even though such Options or Convertible Securities shall have expired or terminated.

               g.   Consideration for Stock.  In case any shares of Common
                    -----------------------
Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               h.   Record Date.  In case the Corporation shall take a record
                    -----------
of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          5.6  Notices.
               -------

               a. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

               b. The Corporation shall give written notice to all holders of Series C Preferred at least 20 days prior to the date on which the Corporation closes its books or fixes a record date (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Liquidation or Reorganization Event.

          Section 6.     Mandatory Conversion.
                         --------------------

          Each outstanding share of Series C Preferred shall automatically be converted into a number of shares of Common Stock determined in accordance with
Section 5 above, immediately prior to the closing of an underwritten initial public offering of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public resulting in the net proceeds to the Corporation of not less than $30 million where the public offering price implies a pre-offering equity valuation of the Corporation of at least $80 million (a "Qualified IPO"). In such event, the Qualified IPO shall be considered a Liquidity Event for which appropriate adjustment to the Conversion Price, if any, shall be made pursuant to Section 5.

          Section 7.     Registration of Transfer.
                         ------------------------

          The Corporation shall keep at its principal office a register for the registration of issuance and transfers of Series C Preferred. Upon the surrender of any certificate representing Series C Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series C Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series C Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

          Section 8.     Replacement.
                         -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 9.     Notices.
                         -------

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                  ARTICLE VI
                             SERIES D CONVERTIBLE
                         PARTICIPATING PREFERRED STOCK

          The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Series D Convertible Participating Preferred Stock.

          Section 1.     Designation and Amount.
                         ----------------------

          1.1  Number of Shares.  The designation of the series of Preferred
               ----------------
Stock, $0.001 par value per share, provided for herein shall be "Series D Convertible Participating Preferred Stock" (hereinafter referred to as the "Series D Preferred"), and the number of authorized shares constituting Series D Preferred is 5,717,470.

          1.2  Restrictions on Reissuance.  All shares of Series D Preferred
               --------------------------
redeemed, purchased or otherwise acquired by the Corporation shall be canceled and shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series D Preferred.

          1.3  Stated Value Per Share.  The Stated Value Per Share of the
               ----------------------
Series D Preferred (the "Series D Stated Value Per Share") shall be $0.35.

          1.4  Rank.  The Series D Preferred shall with respect to rights upon
               ----
liquidation, winding up or dissolution, and redemption rights, rank (a) junior to any other series of Preferred Stock duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series D Preferred, whether now existing or hereafter created, so long as the issuance thereof is approved as provided in Section 4 below (the "Senior Preferred Stock"), (b) prior to any other class or series of Preferred Stock unless the terms of which shall specifically provide that such series shall rank senior to or pari passu with the Series D Preferred, so long as the issuance thereof is approved as provided in Section 4 below, and prior to any class or other series of capital stock of the Corporation heretofore issued ("Junior Securities"), including all classes of the Common Stock of the Corporation and the Series B Preferred and (c) pari passu with the Series C Preferred Stock and any other series of Preferred Stock the terms of which shall specifically provide that such series shall rank pari passu with the Series D Preferred, so long as the issuance thereof is approved as provided in Section 4 below.

          Section 2.  Dividends.
                      ---------

          2.1  General Obligation.  Subject to any prior preferences and other
               ------------------
rights of any Senior Preferred Stock and to the provisions of this Section 2.1, the holders of the Series D Preferred shall be entitled to receive when, as and if declared by the Corporation's Board of Directors and to the extent permitted under applicable law: (i) dividends in an amount per share (on an as if converted basis) equal to any dividends declared and paid on the Common Stock or any other Junior Securities and (ii) cumulative dividends, at a compounded annual rate per share of ten percent (10%) of the Series D Stated Value Per Share of the Series D Preferred ("Series D Preferred Dividends"). Series D Preferred Dividends on the Series D Preferred shall be cumulative and calculated beginning on February 12, 1999, whether or not declared and whether or not in any period there shall have been net profits or net assets of the Corporation legally available for the payment of those dividends.

          2.2  Payment of Dividends.  Any Series D Preferred Dividend accrued
               --------------------
on the Series D Preferred shall be paid in cash only upon the redemption of the Series D Preferred in accordance with Section 3.2 (such date being referred to as a "Series D Dividend Payment Date"). Dividends paid on the shares of Series D Preferred in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all shares of Series C Preferred and Series D Preferred at the time outstanding.

          2.3  Dividends on Junior Securities.  The Corporation shall not
               ------------------------------
declare and pay any dividends on Junior Securities unless an equivalent amount is declared and paid on the shares of Series D Preferred (as provided in Section
2.1 above).

          Section 3.     Liquidation and Redemption.
                         --------------------------

          3.1  Liquidation.   In the event of a Liquidation of the Corporation,
               -----------
the holders of shares of Series D Preferred shall be entitled to receive an amount equal to any amounts the holders of the shares of Series D Preferred would have been entitled to receive assuming conversion of the Series D Preferred immediately prior to such Liquidation (but in no event less than the Series D Stated Value Per Share), out of the assets of the Corporation legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of the Senior Preferred Stock (the "Series D Preferred Liquidation Distribution"). After the Series D Preferred Liquidation Distribution has been made (as provided above), the remaining assets of the Corporation available for distribution to stockholders shall be distributed pro rata among the holders of the Junior Securities. If the assets distributable to holders of the Series D Preferred and any parity stock, including Series C Preferred, upon such dissolution, liquidation or winding up shall be insufficient to pay cash in an amount equal to the amount of the Series D Preferred Liquidation Distribution to the holders of shares of Series D Preferred, then such assets or the proceeds thereof shall be distributed among the holders of the Series D Preferred and any parity stock, including Series C Preferred, ratably in proportion to the respective amounts to which they otherwise would be entitled. A Reorganization Event will be deemed to be a Liquidation for purposes of this paragraph at the election of holders of a majority of the shares of Series D Preferred then outstanding.

          3.2  Redemption.
               ----------

               a.  Redemption at the Option of the Holder. At any time after
                   --------------------------------------
February 8, 2004, any holder of Series D Preferred may, by written notice to the Corporation, require the redemption of all or any portion of the shares of Series D Preferred owned by such holder at a redemption price per share equal to the Series D Stated Value Per Share plus any accrued but unpaid Series D Preferred Dividends as of the Series D Redemption Date (as defined below).

               b.  Redemption Payment. Subject to the following sentence, the
                   ------------------
Corporation shall pay the redemption price for the shares of Series D Preferred requested to be redeemed in any such notice within thirty (30) days after the date of such notice (or such later date upon which the certificates evidencing the shares of Series D Preferred are surrendered to the Corporation) (the "Series D Redemption Date"). If the funds of the Corporation legally available for payment of the redemption price of the Series D Preferred on any Series D Redemption Date are insufficient to pay the redemption price for the total number of shares of Series D Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares ratably based upon the number of such shares of Series D Preferred requested to be redeemed by the holders thereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Series D Preferred, such funds shall immediately be used to redeem the balance of the shares of Series D Preferred that the Corporation has become obligated to redeem on any Series D Redemption Date, but which it has not redeemed.

               c.  Dividends after Redemption Date. No share of Series D
                   -------------------------------
Preferred that is redeemed is entitled to any dividends accruing after the Series D Redemption Date. On the Series D Redemption Date of any share of Series D Preferred, all rights of the holder of such share shall cease, and such share shall be deemed to be no longer outstanding.

          Section 4.  Voting Rights.
                      -------------

          The holders of the Series D Preferred shall be entitled to notice of all stockholder meetings, and except as otherwise required by law or this Certificate, the holders of the Series D

Preferred shall be entitled to vote generally on all matters submitted to the stockholders for a vote together with the holders of the Common Stock, and each share of Series D Preferred (including fractional shares) shall be entitled to one vote for each whole share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken. In addition to any other rights provided by law, the consent of holders of a majority of the shares of the Series C Preferred and Series D Preferred then outstanding, in the aggregate and given in writing or by vote at a meeting, and consenting or voting together as a single class, shall be required for the Corporation to:

               a. authorize or effect any liquidation or dissolution of the Corporation, or any consolidation, merger or sale of the Corporation or all or substantially all of its assets in which holders of Series C Preferred or Series D Preferred would receive consideration of less than $6.00 per share (adjusted for any recapitalizations, stock splits, or the like);

               b. amend or repeal any provision of the Corporation's Certificate of Incorporation or bylaws in a manner that adversely affects the rights, preferences or privileges of either or both of the Series C Preferred and Series D Preferred;

               c. authorize the issuance of any additional shares of the Corporation's capital stock which would rank senior to or pari passu with the Series C Preferred or Series D Preferred;

               d. authorize or effect the payment of dividends on, or the redemption or repurchase of, any capital stock of the Corporation (other than (i) the payment of dividends on or the redemption or repurchase of the Series C Preferred or Series D Preferred or (ii) the repurchase of stock from employees of the Corporation at not more than the employees original purchase price for such stock or pursuant to a stock plan);

               e. authorize or effect, or enter into any agreement, transaction, commitment or arrangement to authorize or effect, any business combination with any other person, firm or corporation or acquire one or more businesses through an asset acquisition; or

               f. increase or decrease the size of the Corporation's Board of Directors.

          Section 5. Optional Conversion.
                     -------------------

          5.1  General.  At any time and from time to time after the issuance
               -------
thereof, holders of shares of Series D Preferred shall have the right to surrender such shares and receive, in lieu and in conversion thereof for each one share of Series D Preferred so surrendered, one (1) share of Common Stock (subject to adjustment as hereinafter provided).

          5.2  Conversion Procedure.
               --------------------

               a. Except in the case of a mandatory conversion as provided below, any holder of shares of Series D Preferred desiring to convert any portion thereof into Common Stock shall surrender each certificate representing one or more shares of the Series D Preferred to be converted, duly endorsed in favor of the Corporation or in blank and accompanied by proper instruments of transfer, at the principal business office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at that office of its election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. Conversion shall be effective upon receipt by the Corporation of the notice and the share certificate or certificates contemplated by the preceding sentence. In case of (x) the redemption of any shares of Series D Preferred pursuant to
Section 3.2, such right of conversion shall cease and terminate, as to the shares to be redeemed, upon the receipt by the Corporation of the written notice from the redeeming holder described in Section 3.2, unless the Corporation shall thereafter default in the payment of the redemption price for the shares to be so redeemed or (y) any Liquidation of the Corporation, such right of conversion shall cease and terminate at the close of business on the business day fixed for payment of the amount distributable to the holders of the Series D Preferred pursuant to Section 3.1.

               b. As soon as possible after a conversion has been effected (but in any event within three business days), the Corporation shall deliver to the converting holder:

                    (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                    (ii) a certificate representing any shares of Series D Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               c. The issuance of certificates for shares of Common Stock upon conversion of Series D Preferred shall be made without charge to the holders of such Series D Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

               d. The Corporation shall not close its books against the transfer of Series D Preferred or of Common Stock issued or issuable upon conversion of Series D Preferred in any manner which interferes with the timely conversion of Series D Preferred. The Corporation shall assist and cooperate (but the Corporation shall not be required to expend substantial efforts or funds) with any holder of Series D Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series D Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

               e. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series D Preferred, such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred that may then be exercised. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of

Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

               f. No fractional shares shall be issued upon the conversion of any share or shares of Series D Preferred, and the number of shares issuable upon any conversion shall be rounded to the nearest whole share of Common Stock.

          5.3  Subdivision or Combination of Common Stock. If the Corporation at
               ------------------------------------------
any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of one or more classes of Common Stock into a greater number of shares, the number of shares of Common Stock issuable upon conversion as in effect immediately prior to such subdivision shall be proportionately increased to account for such subdivision, and if the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of one or more classes of Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon conversion as in effect immediately prior to such combination shall be proportionately decreased.

          5.4  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
In connection with any Reorganization Event, the holders of Series D Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series D Preferred, such shares of stock, securities, cash or other assets (or, if not practicably attainable, the reasonable equivalent thereof) as such holder would have received in connection with such Reorganization Event if such holder had converted its Series D Preferred immediately prior to such Reorganization Event. The Corporation shall make appropriate provisions to ensure that the requirements of the previous sentence are effected.

          5.5  Notices.
               -------

               a. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series D Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

               b. The Corporation shall give written notice to all holders of Series D Preferred at least 20 days prior to the date on which the Corporation closes its books or fixes a record date (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Liquidation or Reorganization Event.

          Section 6.  Mandatory Conversion.
                      --------------------

          Each outstanding share of Series D Preferred shall automatically be converted into the number of shares of Common Stock determined in accordance with Section 5 above immediately prior to the closing of a Qualified IPO.

          Section 7.  Registration of Transfer.
                      ------------------------

          The Corporation shall keep at its principal office a register for the registration of issuance and transfers of Series D Preferred. Upon the surrender of any certificate representing Series D Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series D Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series D Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

          Section 8.  Replacement.
                      -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series D Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series D Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 9.  Notices.
                      -------

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                  ARTICLE VII
                             SERIES B CONVERTIBLE
                                PREFERRED STOCK

          The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Series B Convertible Preferred Stock.

          Section 1.  Designation and Amount.
                      ----------------------

          1.1  Number of Shares. The designation of the series of Preferred
               ----------------
Stock, $0.001 par value per share, provided for herein shall be "Series B Convertible Preferred Stock" (hereinafter referred to as the "Series B Preferred"), and the number of authorized shares constituting Series B Preferred is 402,710.

          1.2  Restrictions on Reissuance. All shares of Series B Preferred
               --------------------------
redeemed, purchased or otherwise acquired by the Corporation shall be canceled and shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred.

          1.3  Stated Value Per Share. The Stated Value Per Share of the Series
               ----------------------
B Preferred (the "Series B Stated Value Per Share") shall be $1.43.

          1.4  Rank.  The Series B Preferred shall with respect to rights upon
               ----
liquidation, winding up or dissolution, and redemption rights, rank (a) junior to any other series of Preferred Stock duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series B Preferred, including the Series C Preferred and Series D Preferred, whether now existing or hereafter created, so long as the issuance thereof is approved as provided in Section 4 below (for purposes of this Article VII, the "Senior Preferred Stock"), (b) prior to all classes of the Common Stock of the Corporation.

          Section 2.  Dividends.
                      ---------

          2.1  General Obligation. Subject to any prior preferences and other
               ------------------
rights of any Senior Preferred Stock and to the provisions of this Section 2.1, the holders of the Series B Preferred shall be entitled to receive when, as and if declared by the Corporation's Board of Directors and to the extent permitted under applicable law, dividends in an amount of $0.14 per share of Series B Preferred ("Series B Preferred Dividends"). Such dividends shall not be cumulative.

          2.2  Dividends on Junior Securities. The Corporation shall not declare
               ------------------------------
and pay any dividends on Junior Securities until any accrued Series B Preferred Dividends have been paid (as provided in Section 2.1 above).

          Section 3.  Liquidation.
                      -----------

          3.1  Liquidation. In the event of a Liquidation of the Corporation,
               -----------
the holders of shares of Series B Preferred shall be entitled to receive an amount equal to the Series B Stated Value Per Share plus all declared and unpaid dividends thereon, out of the assets of the Corporation legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of the Senior Preferred Stock (the "Series B Preferred Liquidation Distribution"). After the Series B Preferred Liquidation Distribution has been made (as provided above), the remaining assets of the Corporation available for distribution to stockholders shall be distributed pro rata among the holders of Common Stock. If the assets distributable to holders of the Series B Preferred and any parity stock, upon such dissolution, liquidation or winding up shall be insufficient to pay cash in an amount equal to the amount of the Series B Preferred Liquidation Distribution to the holders of shares of Series B Preferred, then such assets or the proceeds thereof shall be distributed among the holders of the Series B Preferred and any parity stock, ratably in proportion to the respective amounts to which they otherwise would be entitled. A Reorganization Event will be deemed to be a Liquidation for purposes of this paragraph.

          Section 4.  Voting Rights.
                      -------------

          The holders of the Series B Preferred shall be entitled to notice of all stockholder meetings, and except as otherwise required by law or this Certificate, the holders of the Series B Preferred shall be entitled to vote generally on all matters submitted to the stockholders for a vote together with the holders of the Common Stock, and each share of Series B Preferred shall be entitled to one vote for each whole share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken. Fractional votes by the holders of the Series B Preferred shall not be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward).

          Section 5.  Optional Conversion.
                      -------------------

          5.1  General.  At any time and from time to time after the issuance
               -------
thereof, holders of shares of Series B Preferred shall have the right to surrender such shares and receive, in lieu and in conversion thereof for each one share of Series B Preferred so surrendered, five (5) shares of Common Stock (subject to adjustment as hereinafter provided).

          5.2  Conversion Procedure.
               --------------------

               a. Except in the case of a mandatory conversion as provided below, any holder of shares of Series B Preferred desiring to convert any portion thereof into Common Stock shall surrender each certificate representing one or more shares of the Series B Preferred to be converted, duly endorsed in favor of the Corporation or in blank and accompanied by proper instruments of transfer, at the principal business office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at that office of its election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. Conversion shall be effective upon receipt by the Corporation of the notice and the share certificate or certificates contemplated by the preceding sentence. In case of any Liquidation of the Corporation, such right of conversion shall cease and terminate at the close of business on the business day fixed for payment of the amount distributable to the holders of the Series B Preferred pursuant to Section 3.1.

               b. As soon as possible after a conversion has been effected (but in any event within three business days), the Corporation shall deliver to the converting holder:

                   (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                   (ii) a certificate representing any shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               c. The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

               d. The Corporation shall not close its books against the transfer of Series B Preferred or of Common Stock issued or issuable upon conversion of Series B Preferred in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate (but the Corporation shall not be required to expend substantial efforts or funds) with any holder of Series B Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series B Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

               e. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred that may then be exercised. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

               f. No fractional shares shall be issued upon the conversion of any share or shares of Series B Preferred, and the number of shares issuable upon any conversion shall be rounded upward to the nearest whole share of Common Stock.

          5.3  Subdivision or Combination of Common Stock. If the Corporation at
               ------------------------------------------
any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of one or more classes of Common Stock into a greater number of shares, the number of shares of Common Stock issuable upon conversion as in effect immediately prior to such subdivision shall be proportionately increased to account for such subdivision, and if the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of one or more classes of Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon conversion as in effect immediately prior to such combination shall be proportionately decreased.

          5.4  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
In connection with any Reorganization Event, the holders of Series B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred, such shares of stock, securities, cash or other assets (or, if not practicably attainable, the reasonable equivalent thereof) as such holder would have received in connection with such Reorganization Event if such holder had converted its Series B Preferred

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

immediately prior to such Reorganization Event. The Corporation shall make appropriate provisions to ensure that the requirements of the previous sentence are effected.

          5.5  Notices.
               -------

               a. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

               b. The Corporation shall give written notice to all holders of Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or fixes a record date (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Liquidation or Reorganization Event.

          Section 6.  Mandatory Conversion.
                      --------------------

          Each outstanding share of Series B Preferred shall automatically be converted into the number of shares of Common Stock determined in accordance with Section 5 above upon the earlier to occur of: (i) immediately prior to the closing of a Qualified IPO; or (ii) the date upon which the Corporation obtains the consent of the holders of a majority of the shares of Series B Preferred then outstanding, voting as a class.

          Section 7.  Registration of Transfer.
                      ------------------------

          The Corporation shall keep at its principal office a register for the registration of issuance and transfers of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series B Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

          Section 8.  Replacement.
                      -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 9.  Notices.
                      -------

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                 ARTICLE VIII
                                 COMMON STOCK

          The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Common Stock.

          Section 1.  Dividend Rights. Subject to the prior rights of holders of
                      ---------------
all classes of stock at the time having prior rights as to dividends, including the Series B Preferred, Series C Preferred and Series D Preferred, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          Section 2.  Liquidation Rights. Upon a Liquidation, the assets of this
                      ------------------
corporation shall be distributed as provided in Article V (Section 3.1), Article VI (Section 3.1) and Article VII (Section 3.1).

          Section 3.  Voting Rights. The holder of each share of Common Stock
                      -------------
shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE IX

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. In addition, the Bylaws may be amended by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                                   ARTICLE X

          The number of directors of the Corporation shall be determined by resolution of the Board of Directors.

          Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of this Corporation.

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

          At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the GCL.

          The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by a resolution of the Board of Directors. At the first annual meeting of stockholders following the closing of the initial public offering of the Corporation's Common Stock, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the closing of the initial public offering of the Corporation's Common Stock, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the initial public offering of the Corporation's Common Stock, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting.
If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the Class of which he is a member until the expiration of his current term or until his earlier death, resignation, disqualification or removal, and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

          Vacancies occurring on the Board of Directors for any reason may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been duly elected and qualified. A director may be removed from office by the affirmative vote of the holders of 66 2/3% of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, provided that such removal is for cause.

                                  ARTICLE XI

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Board of Directors of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XII

          To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

          No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty or loyalty to the Corporation or its stockholders, (2) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

          If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this
Article XII shall be broadened to the fullest extent permitted by the GCL, as so amended.

                                 ARTICLE XIII

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IX, X, XI, XII and XIII of this Certificate of Incorporation may not be repealed or amended in any respect without the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock of the Corporation entitled to vote at the election of directors.

          IN WITNESS WHEREOF, the undersigned has executed this certificate on October 13, 1999.



                                                  ____________________________
                                                  Michael Silton, Incorporator

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